EXHIBIT 10.2

[EXECUTION]

CONTINUING GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of November 22, 2005, by the undersigned guarantor (whether one or more “Guarantor”, and if more than one jointly and severally), in favor of BANK OF AMERICA, N.A., as administrative agent for the Lenders under the Credit Agreement as defined below (in such capacity, “Agent”).

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of any credit and/or financial accommodation heretofore or hereafter from time to time made or granted to WESTERN GAS RESOURCES, INC. (the “Borrower”) by Lenders and any other subsidiaries or affiliates of Lenders and their successors and assigns, pursuant to the Credit Agreement the undersigned hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

1.             Guaranty.  The Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Borrower to (i) the Agent and the Lenders arising under that certain Amended and Restated Credit Agreement of even date herewith between the Borrower, Agent and the Lenders (the “Credit Agreement”; terms used and not defined herein shall have the meaning given them in the Credit Agreement) and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions and modifications thereof and all reasonable costs, attorneys’ fees and expenses incurred by the Agent or any Lender in connection with the collection or enforcement thereof owed pursuant to the Loan Documents) and (ii) any Lender or any Affiliate of any Lender arising under any Swap Contract between Borrower or any Affiliate of Borrower and any Lender or any Affiliate of any Lender (collectively, the “Guaranteed Obligations”) absent manifest error.  The Lenders’ books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty.  Each of the undersigned hereby agrees that its obligations hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

2.             No Setoff or Deductions; Taxes. The Guarantor represents and warrants that it is incorporated/organized and resident in the United States of America. All payments by the Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If the Guarantor must make a payment under this Guaranty, the Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to the Agent, for the benefit of the Lenders, so that no withholding tax is imposed on the payment.  If notwithstanding the foregoing, the Guarantor makes a payment under this Guaranty to which foreign withholding tax applies, or any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which any Lender’s principal office or actual lending office is located and (b) measured by the United States taxable income such Lender would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by the Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, the Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that such Lender receives the sum it would have received had no such deduction or withholding been made and shall also pay to such Lender, on demand, all additional amounts which such Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such taxes had not been imposed.

The Guarantor shall promptly provide Agent and any such Lender with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3.             No Termination.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Agent and the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated.  At the Agent’s option, all payments under this Guaranty shall be made to an office of the Agent located in the United States and in U.S. Dollars.

4.             Waiver of Notices.  The Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof.  Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which the Guarantor might otherwise be entitled.

5.             Subrogation.  The Guarantor shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Agent and the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated.  If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Agent and shall forthwith be paid to the Agent to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6.             Waiver of Suretyship Defenses.  The Guarantor agrees that the Agent and/or the Lenders may, at any time and from time to time, and without notice to the Guarantor, make any agreement with the Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of the Guarantor under this Guaranty.  The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower and waives the benefit of any statute of limitations affecting the liability of the Guarantor hereunder.  The Guarantor waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower and waives any benefit of and any right to participate in any security now or hereafter held by the Agent and/or the Lenders.  Further, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

7.             Exhaustion of Other Remedies Not Required.  The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  The Guarantor waives diligence by the Agent and the Lenders and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring the Agent and/or the Lenders to exhaust any right or remedy or to take any action against the Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against the Guarantor, including but not limited to the benefits of Sections 34.02 and 34.03 of the Texas Business and Commerce Code, §17.001 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure, or any similar statute.

8.             Reinstatement.  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Agent or any Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9.             Subordination.  The Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to the Guarantor as subrogee of the Agent and the Lenders or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. If any Event of Default as defined in the Credit Agreement shall have occurred and be continuing and the Agent so requests, any such obligation or indebtedness of the Borrower to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Agent and the proceeds thereof shall be paid over to the Agent, for the benefit of the Lenders, on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

10.          Information.  The Guarantor agrees to furnish promptly to the Agent any and all financial or other information regarding the Guarantor or its property as the Agent may reasonably request in writing.

11.          Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Agent.

12.          Expenses.  The Guarantor shall pay on demand all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Agent’s and the Lenders’ rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Agent and the Lenders in any case commenced by or against the Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.  The obligations of the Guarantor under the preceding sentence shall survive termination of this Guaranty.

13.          Amendments.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Agent (with the consent of Lenders as required under the Credit Agreement) and the Guarantor.

14.          No Waiver; Enforceability.  No failure by the Agent or any Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

15.          Assignment; Governing Laws; Jurisdiction.  This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Agent and the Lenders as provided in and in accordance with the Credit Agreement (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the Agent and the Lenders and their successors and assigns and the Agent and Lenders may, as provided in and in accordance with the Credit Agreement and without affecting the Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part, and (c) be governed by the internal laws of the State of Texas.  The Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by the Agent in connection with such action or proceeding shall be binding on the Guarantor if sent to the Guarantor by registered or certified mail at its address specified below.  The Guarantor agrees that the Agent and the Lenders may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Agent’s and Lenders’ possession concerning the Guarantor, this Guaranty and any security for this Guaranty.

16.          Condition of the Borrower.  The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as the Guarantor requires, and that the Agent and the Lenders have no duty, and the Guarantor is not relying on the Agent or any Lender at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Borrower.

17.          Setoff.  If and to the extent any payment is not made when due hereunder, the Lenders may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with the Lenders.

18.          Other Guarantees.  Except as set forth in paragraph 21, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor in favor of Agent, for the benefit of the Lenders, or any term or provision thereof.

19.          Representations and Warranties.  The Guarantor represents and warrants that (i) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (ii) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (iii) the making and performance of this Guaranty does not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property is bound or affected, except as could not reasonably be expected to have a Material Adverse Effect; (iv) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect; (v) by virtue of its relationship with the Borrower, the execution, delivery and performance of this Guaranty is for the direct benefit of the Guarantor and it has received adequate consideration for this Guaranty; and (vi) the financial information, that has been delivered to the Agent and the Lenders by or on behalf of the Guarantor, is complete and correct in all material respects and accurately presents the financial condition and the operational results of the Guarantor and since the date of the most recent financial statements delivered to the Agent, there has been no material adverse change in the financial condition or operational results of the Guarantor.

20.          WAIVER OF JURY TRIAL; FINAL AGREEMENT.  TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE PARTIES HERETO EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

21.          AMENDMENT AND RESTATEMENT.  This Guaranty restates and amends in its entirety that certain Guaranty dated as of June 29, 2004, executed by MIGC, Inc., Western Gas Resources-Texas, Inc., MGTC, Inc., Mountain Gas Resources, Inc., Lance Oil & Gas Company, Inc., and Western Gas Wyoming, L.L.C., in favor of Agent, and all of the terms and provisions hereof shall supersede the terms and provisions thereof; provided that MGTC, Inc. is hereby released from such Guaranty.

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Executed as of the date first written.

MIGC, INC.
WESTERN GAS RESOURCES - TEXAS, INC.
MOUNTAIN GAS RESOURCES, INC.
LANCE OIL & GAS COMPANY, INC.

WESTERN GAS WYOMING, L.L.C.
By: Western Gas Resources, Inc., its sole member

By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President and Chief Financial
Officer of each Guarantor

Address of each Guarantor:

1099 18th Street, Suite 1200
Denver, CO 80202

BANK OF AMERICA, N.A., as Agent

By:	/s/ Joseph F. Scott
Name: Joseph F. Scott
Title: Vice President